UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.06.	Material Impairments
On December 22, 2008, Lear Corporation (the “Company”) concluded that it would incur non-cash impairment charges with respect to (i) real estate property located in Dearborn, Michigan (the “Dearborn Property”) and (ii) its equity investment in International Automotive Components Group North America, LLC (“IACNA”). Although a final determination of the actual amounts of the impairment charges to be recorded in the Company’s financial results for the fiscal year ending December 31, 2008 in accordance with generally accepted accounting principles has not yet been made, the Company currently estimates that it will record an aggregate non-cash impairment charge to earnings of approximately $50 million. With respect to the Dearborn Property, the impairment charge is based upon the Company’s estimate of the fair value of the property following an assessment of current market conditions. With respect to the Company’s equity interest in IACNA, the impairment charge is based upon a significant decline in IACNA’s operating results and a recently completed financing transaction between IACNA and certain of its lenders.
At this time, the Company does not anticipate that the impairment charges discussed herein will result in any future cash expenditures. The Company also does not expect to realize a current tax benefit from the impairment charges discussed herein.
The Company will consider the difficult industry environment as it evaluates its assets for impairment during its year-end closing procedures.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates, the financial condition of our customers or suppliers, changes in actual industry vehicle production levels from our current estimates, fluctuations in the production of vehicles for which we are a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with our suppliers, labor disputes involving us or our significant customers or suppliers or that otherwise affect us, our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in our warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting our key customers and suppliers, the cost and availability of raw materials and energy, our ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which we are or may become a party, unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers, our ability to access capital markets on commercially reasonable terms, our ability in a challenging business environment to continue to comply with financial and restrictive covenants in our debt agreements, the results of our periodic impairment analysis of goodwill and long-lived assets and other risks described from time to time in our Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and our success in implementing our operating improvement plan.
All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: December 23, 2008	By:	/s/ Matthew J. Simoncini
	Name:	Matthew J. Simoncini
	Title:	Senior Vice President and Chief Financial Officer